UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2011 (March 22, 2011)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2011, the Compensation Committee, or Committee, of the registrant’s Board of Directors and the full Board of Directors held regularly scheduled meetings at which they evaluated the results of the 2010 Executive Annual Bonus Plan, or the 2010 Plan, for executive officers.  Details of the 2010 Plan were filed on Form 8-K by the registrant on March 24, 2010. The 2010 Plan determined a bonus opportunity of up to 200% of 2010 base salary for Eric Bolton, our chief executive officer, or CEO, and up to 100% of 2010 base salary for Al Campbell, Tom Grimes and Drew Taylor, with a modifier that can be applied by the Committee at its discretion, allowing the bonus amount awarded to be lowered or raised by up to 25%. The bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year funds from operations per diluted share/unit, or FFO per Share, growth, achievement of individual goals as approved by the Committee, and, in the case of Messrs. Grimes and Taylor, same store gross operating income, or GOI, growth. The weight of each of the performance factors varies by person in the plan. In determining FFO per Share growth, the Committee has the ability to factor in any material and non-recurring events that may occur that impact the registrant’s FFO per Share performance. As the 2010 Plan allowed, the Committee applied a 25% discretionary modifier to the bonus calculations for Messrs. Bolton, Campbell, Grimes and Taylor. Following the modifier, the final bonuses awarded by the Committee, and in the case of Mr. Bolton, our CEO, approved by the Board of Directors, in compliance with the 2010 Plan were cash awards as follow:

2010 Annual Bonus
H. Eric Bolton, Jr.	$ 655,953.00
Albert M. Campbell, III	$ 156,069.75
Thomas L. Grimes, Jr.	$ 155,095.50
James Andrew Taylor	$ 131,250.00

On March 22, 2011, the Committee awarded, and in the case of Mr. Bolton, our CEO, the Board of Directors approved, 2010 base salaries as follows:

2010 Salary
H. Eric Bolton, Jr.	$ 466,851
Albert M. Campbell, III	$ 256,546
Thomas L. Grimes, Jr.	$ 243,147
James Andrew Taylor	$ 200,000

On March 22, 2011, the Committee adopted, and in the case of Mr. Bolton, our CEO, the Board of Directors approved, an annual bonus plan for 2011, the 2011 Plan, for executive officers. The 2011 Plan determines a bonus opportunity of up to 200% of 2011 base salary for Mr. Bolton and up to 100% of 2011 base salary for Messrs. Grimes, Campbell and Taylor, with a modifier that can be applied by the Committee at its discretion, allowing the bonus amount awarded to be lowered or raised by up to 25%. The bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year FFO per Share growth, and, in the case of Messrs. Grimes and Taylor, same store GOI growth. The weight of each of the performance factors varies by person in the plan. In determining FFO per Share growth, the Committee has the ability to factor in any material and non-recurring events that may occur that impact the registrant’s FFO per Share performance.

A copy of the 2011 Plan is set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

           (c)           Exhibits

Exhibit Number	Description
10.1	2011 Executive Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 25, 2011	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)